       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2002

                                                  REGISTRATION NO. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ESCALON MEDICAL CORP.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                     33-0272839
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        351 East Conestoga Road
          Wayne, Pennsylvania                                19087
(Address of Principal Executive Offices)                  (Zip Code)


                              ESCALON MEDICAL CORP.
                              AMENDED AND RESTATED
                           1999 EQUITY INCENTIVE PLAN
                              (Full title of plan)


                               Richard J. DePiano
                      Chairman and Chief Executive Officer
                              Escalon Medical Corp.
                             351 East Conestoga Road
                            Wayne, Pennsylvania 19087
                     (Name and address of agent for service)

                                 (610) 688-6830
                     (Telephone number, including area code,
                              of agent for service)


                                    Copy to:
                            Kathleen M. Shay, Esquire
                                Duane Morris LLP
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396

                         CALCULATION OF REGISTRATION FEE

                                            Proposed            Proposed
Title of securities    Amount to be     maximum offering    maximum aggregate      Amount of
 to be registered      Registered(1)   price per share(2)   offering price(2)   registration fee
------------------------------------------------------------------------------------------------
 Common Stock,
  par value $.001     200,000 shares         $2.34             $468,000.00           $43.06

(1) This registration statement also registers such additional shares as may be required to be issued under the Escalon Medical Corp. Amended and Restated 1999 Equity Incentive Plan in the event of a stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $2.34 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq Small Cap Market on February 19, 2002, which is a day on which the Common Stock traded that is within five business days prior to the date of filing.

INTRODUCTORY STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

      The shares being registered hereunder constitute an additional 200,000 shares of Common Stock of Escalon Medical Corp. (the "Company") reserved for issuance under the Company's Amended and Restated 1999 Equity Incentive Plan (the "Plan"). The 235,000 shares of the Company's Common Stock initially reserved for issuance under the Plan were registered under the Securities Act of 1933 on Registration Statement No. 333-31138 on Form S-8. Subsequently, an additional 200,000 shares of the Company's Common Stock were reserved for issuance under the Plan and were registered under the Securities Act of 1933 on Registration Statement No. 333-54980 on Form S-8. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance under the Plan, the contents of the Company's Registration Statement No. 333-31138 and the Company's Registration Statement No. 333-54980 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following material is incorporated herein by reference:

      (a) The Annual Reports on Form 10-K of Escalon Medical Corp. (the "Company") for each of the fiscal years ended June 30, 2001 and June 30, 2000 as filed by the Company with the Securities and Exchange Commission (the "Commission") on September 28, 2001 and September 28, 2000, respectively.

      (b) The Company's Current Report on Form 8-K as filed by the Company with the Commission on November 13, 2001.

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 as filed by the Company with the Commission on November 14, 2001.

      (d) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on September 30, 1993 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

      All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane Morris LLP, Philadelphia, Pennsylvania. As of January 17, 2002, attorneys of Duane Morris LLP who have recently provided substantive legal services to the Company owned 45,841 shares of the Company's outstanding Common Stock.

ITEM 8. EXHIBITS.

4.1 Escalon Medical Corp. Amended and Restated 1999 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.14 to the Company's Form 10-Q Quarterly Report for the quarter ended September 30, 2001 that was filed with the Commission on November 14, 2001.)

5           Opinion of Duane Morris LLP.

23.1 Consent of Duane Morris LLP (included in its opinion filed as Exhibit 5).

23.2        Consent of Parente Randolph, LLC.

24          Power of Attorney (included on the signature pages hereto).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on February 12, 2002.


                                        ESCALON MEDICAL CORP.


                                        By: /s/ Richard J. DePiano
                                            ------------------------------------
                                            Richard J. DePiano
                                            Chairman and Chief Executive Officer

      Know all men by these presents, that each person whose signature appears below constitutes and appoints Richard J. DePiano and Harry M. Rimmer, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Title                                Date
---------                     -----                                ----
/s/ Richard J. DePiano        Chairman and Chief Executive         February 12, 2002
--------------------------    Officer and a Director (principal
Richard J. DePiano            executive officer)


/s/ Harry M. Rimmer           Vice President - Corporate           February 12, 2002
--------------------------    Development and Finance
Harry M. Rimmer               (principal financial and
                              accounting officer)


/s/ Jay L. Federman, M.D.     Director                             February 12, 2002
--------------------------
Jay L. Federman, M.D.

Signature                     Title                                Date
---------                     -----                                ----
/s/ Fred G. Choate            Director                             February 12, 2002
--------------------------
Fred G. Choate


                              Director                             February 12, 2002
--------------------------
William Kwan


                              Director                             February 12, 2002
--------------------------
Jeffrey F. O'Donnell


/s/ Anthony Coppola           Director                             February 12, 2002
--------------------------
Anthony Coppola

                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.     EXHIBIT                                           REFERENCE
-----------     -------                                           ---------
4.1             Escalon Medical Corp. Amended and Restated               *
                1999 Equity Incentive Plan.

5               Opinion of Duane Morris LLP.                      Filed herewith

23.1            Consent of Duane Morris LLP (included in its      Filed herewith
                opinion filed as Exhibit 5).

23.2            Consent of Parente Randolph, LLC                  Filed herewith

24              Power of Attorney (see page II-2 of this          Filed herewith
                Registration Statement).


----------

* Incorporated by reference to Exhibit 10.14 to the Company's Form 10-Q Quarterly Report for the quarter ended September 30, 2001 that was filed with the Commission on November 14, 2001.